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INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Income Portfolios, Inc:



We consent to the use of our report included herein and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.



/s/ KPMG Peat Marwick LLP



Minneapolis, Minnesota
September 27, 1995